UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009
BigBand Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33355 (Commission File Number)	04-3444278 (I.R.S. Employer Identification No.)
475 Broadway Street
Redwood City, California 94063
(Address of principal executive offices, including zip code)
(650) 995-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     On April 29, 2009, the Board of Directors (the “Board”) of BigBand Networks, Inc. (the “Company”), based in Redwood City, California, appointed Harald Braun to serve as a Class II director and as a member of the audit committee of the Company. Mr. Braun’s appointment fills a vacancy on the Board. The Board also nominated Michael J. Pohl to stand for election as a Class III director at the Company’s annual meeting of stockholders to be held on May 19, 2009. The Board has approved Mr. Pohl’s appointment as a member of the compensation committee, pending his election by the stockholders.
     Mr. Braun and Mr. Pohl (pending his election) will receive the standard compensation payable to non-employee directors of the Company as described in the section entitled “Compensation of Directors” in the Company’s Proxy Statement dated April 24, 2009. In addition, Messrs. Braun and Pohl will be provided with the Company’s standard indemnification agreement for directors and executive-level employees.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated April 30, 2009 of BigBand Networks, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
Date: April 30, 2009	By:	/s/ Robert Horton
Robert Horton
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 30, 2009 of BigBand Networks, Inc.